                                                                    Exhibit 99.2

                         NOTICE OF GUARANTEED DELIVERY
                                      of



                            YOUNG BROADCASTING INC.



         Offer to Exchange its 10% Senior Subordinated Notes due 2011,

    which have been registered under the Securities Act of 1933, as amended
         (the ''Securities Act''), for any and all of its outstanding

     10% Senior Subordinated Notes due 2011 that were issued and sold in a transaction exempt from registration under the Securities Act


                Pursuant to the Prospectus dated August  , 2001




 THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON      ,
 2001 (THE ''EXPIRATION DATE''), UNLESS THE OFFER IS EXTENDED. TENDERS MAY BE WITHDRAWN PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.




   Capitalized terms used but not defined herein have the meanings ascribed to them in the Letter of Transmittal.



   This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the Exchange Offer (as defined below) if (i) certificates for the Issuer's (as defined below) 10% Senior Subordinated Notes due 2011 (the ''Notes'') are not immediately available, (ii) the Notes, the Letter(s) of Transmittal and any other required documents cannot be delivered to the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date or (iii) the procedures for delivery by book-entry transfer cannot be completed, or an Agent's Message cannot be delivered to the Exchange Agent, prior to 5:00 p.m., New York City time, on the Expiration Date. This Notice of Guaranteed Delivery may be delivered to the Exchange Agent by hand, overnight courier or mail, or transmitted by facsimile transmission, and must be received by the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date. The Notes, the completed, signed and dated Letter(s) of Transmittal relating to the Notes (or facsimile(s) thereof) or an Agent's Message (only in the case of a book-entry transfer), and all other required documents being tendered pursuant to this Notice of Guaranteed Delivery must be received by the Exchange Agent within three New York Stock Exchange trading days after the Expiration Date. See ''Exchange Offer--Guaranteed Delivery Procedure'' in the Prospectus (as defined below).


                 The Exchange Agent for the Exchange Offer is:


                           First Union National Bank



   By Registered or Certified Mail:         By Hand or Overnight Delivery:
       First Union National Bank        First Union Customer Information Center
First Union Customer Information Center   Corporate Trust Operations - NC1153
  Corporate Trust Operations - NC1153    1525 West W.T. Harris Boulevard - 3C3
 1525 West W.T. Harris Boulevard - 3C3            Charlotte, NC 28288
          Charlotte, NC 28288                   Attention: Marsha Rice
        Attention: Marsha Rice

       Facsimile Transmissions:                 To Confirm by Telephone
            (704) 590-7628                     or for Information Call:
                                                      Marsha Rice
                                                    (704) 590-7413


   DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.


   THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURE(S). IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ''ELIGIBLE INSTITUTION'' UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:


   The undersigned hereby tenders to Young Broadcasting Inc., a Delaware corporation ( the ''Issuer''), upon the terms and subject to the conditions set forth in the Prospectus dated August , 2001 (as the same may be amended or supplemented from time to time, the ''Prospectus''), and the related Letter of Transmittal (which, together with the Prospectus, constitutes the ''Exchange Offer''), receipt of which are hereby acknowledged, the aggregate principal amount of Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption ''Exchange Offer--Guaranteed Delivery Procedure.''


Aggregate Principal Amount of Notes: __________________________________________

Name(s) of Registered Holder(s): ______________________________________________


Amount Tendered: $_____________________________________________________________


                   (must be in integral multiples of $1,000)



Certificate Number(s) (if available): _________________________________________


Total Principal Amount of Notes Represented by Certificate(s): $_______________

If Notes will be tendered by book-entry transfer, provide the following information:

DTC Account Number: ___________________________________________________________

Date: _________________________________________________________________________

   ALL AUTHORITY HEREIN CONFERRED OR AGREED TO BE CONFERRED SHALL SURVIVE THE DEATH OR INCAPACITY OF THE UNDERSIGNED AND EVERY OBLIGATION OF THE UNDERSIGNED HEREUNDER SHALL BE BINDING UPON THE HEIRS, PERSONAL REPRESENTATIVES, SUCCESSORS AND ASSIGNS OF THE UNDERSIGNED.

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

                               PLEASE SIGN HERE

       X
           -----------------------------  -------------------------------

       X
           -----------------------------  -------------------------------
           Signature(s) of Holder(s) or
               Authorized Signatory                    Date



     Area Code and Telephone Number:
                                     --------------------------------------



   This Notice of Guaranteed Delivery must be signed by the Registered Holder(s) of the Notes as their name(s) appear on the Certificate(s) representing the Notes or on a security position listing, or by person(s) authorized to become Registered Holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below and, unless waived by the Issuer, provide proper evidence satisfactory to the Issuer of such person's authority to so act.


                     Please print name(s) and address(es)

  Name(s):
           -------------------------------------------------------------------

           -------------------------------------------------------------------

           -------------------------------------------------------------------

           Capacity:
                     ------------------------------------------------

          Address(es):
                       -----------------------------------------------

                       -----------------------------------------------

                             GUARANTEE OF DELIVERY


                  (Not to be used for signature guarantee(s))



   The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an ''eligible guarantor institution," including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker or dealer, or government securities broker or dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association, as such term is defined in the Federal Deposit Insurance Act (each of the foregoing being referred to as an ''Eligible Institution"), hereby guarantees to deliver to the Exchange Agent, at its address set forth above, the Notes tendered hereby in proper form for transfer (or confirmation of the book-entry transfer of such Notes to the Exchange Agent's account at The Depository Trust Company pursuant to the procedures for book-entry transfer set forth in the Prospectus), together with one or more properly completed and duly executed Letter(s) of Transmittal (or facsimile(s) thereof) with any required signature guarantee(s), or an Agent's Message (only in the case of a book-entry transfer), and any other required documents within three New York Stock Exchange trading days after the Expiration Date.


   The undersigned acknowledges that it must deliver the Letter(s) of Transmittal (or facsimile(s) thereof) or Agent's Message, as the case may be, the Notes tendered hereby and all other required documents, if any, to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

------------ ----------------------
Name of Firm  Authorized Signature
------------ ----------------------
  Address            Title
------------ ----------------------
  Zip Code   (Please Type or Print)

Area Code and Telephone Number:                 Date:


NOTE: DO NOT SEND CERTIFICATE(S) REPRESENTING THE NOTES WITH THIS FORM.
      CERTIFICATE(S) REPRESENTING THE NOTES SHOULD ONLY BE SENT WITH YOUR LETTER(S) OF TRANSMITTAL.


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